UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Throughout December 2022, Avista Corporation (Avista Corp. or the Company) experienced elevated natural gas and power prices, which has led to increased liquidity needs for purchases of physical commodities as well as significant margin calls associated with future commodity activity and hedging arrangements. That, in turn, has placed pressure on the Company's available liquidity. With anticipated cold weather throughout the western United States and the expected volatility in natural gas and power prices for the remainder of the winter, these conditions may persist through the winter months.

On December 29, 2022, the Company entered into an uncommitted and unsecured Continuing Letter of Credit Agreement with MUFG Bank Ltd., as Issuer, in the aggregate amount of $50 million. Either party may terminate the agreement at any time. As of January 4, 2023, the Company has $28.5 million in letters of credit outstanding under this agreement held by counterparties under energy contracts.

The Continuing Letter of Credit Agreement contains customary covenants and conditions and customary events of default, including a Change in Control (as defined in the agreement).

Additionally, on December 30, 2022, the Company entered into an Incremental Commitment and Lender Joinder Agreement with U.S. Bank National Association, as Administrative Agent, and CoBank, as Incremental Lender in an incremental amount of $50 million. This incremental borrowing is the exercise of the option included in the Credit Agreement entered into on December 14, 2022, and brings the total aggregate amount to $150 million. The incremental borrowing has the same maturity date as the original borrowing of March 30, 2023. Loans under this agreement are unsecured and will have a variable annual interest rate determined by either the Secured Overnight Financing Rate or the Alternative Base Rate depending on the type of loan selected by the Company. The Company borrowed the entire $50 million incremental borrowing available under the agreement.

The Incremental Commitment and Lender Joiner Agreement contains customary covenants and conditions, including a covenant not to permit the ratio of “consolidated total debt” to “consolidated total capitalization” of Avista Corp. to be greater than 65 percent at any time, and customary events of default, including a Change in Control (as defined in the agreement).

The Company will use the borrowings to meet its short-term liquidity obligations and for other general corporate purposes.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of Avista Corp.'s $50 million uncommitted and unsecured Continuing Letter of Credit Agreement and $50 million Incremental Commitment and Lender Joinder Agreement having a variable interest rate maturing on March 30, 2023 under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Continuing Letter of Credit Agreement dated as of December 29, 2022, among Avista Corporation and MUFG Bank Ltd., as Issuer.
10.2	Incremental Commitment and Joinder Agreement, dated as of December 30, 2022, among Avista Corporation and U.S. Bank National Association, as Administrative Agent, and CoBank as Incremental Lender.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTA CORPORATION

Date:	January 4, 2023	By:	/s/ Mark T. Thies
Mark T. Thies Executive Vice President, Chief Financial Officer, and Treasurer